EXHIBIT 99.1

American TonerServ Reports Record Revenue for 1st Half of 2010

Quarterly Revenue Tops $8.4 Million;

$16.9 Million Generated at Six-Month End

SANTA ROSA, CA--(Marketwire – 08/17/10) - American TonerServ Corp. (OTCBB: ASVP) ("ATS"), a leader in the highly fragmented $6.0 billion printer supplies and services industry, reports sequential revenue growth for the 2nd quarter and six-months ended June 30, 2010.

Financial highlights for the 2nd quarter ended June 30, 2010 include:

  Revenue increased 14% to $8,366,924 compared with $7,356,376 reported for the second quarter of 2009

  Gross profit decreased 9% to $2,034,938 compared with $2,233,817 reported in the second quarter of 2009

Financial highlights for the six-months ended June 30, 2010 include:

  Revenue increased 23.2% to $16,914,265 compared with $13,732,491 reported for the six-month period ended June 30, 2009.

  Gross profit decreased 3% to $4,111,435 compared with $4,215,222 reported for the six-month period ended June 30, 2009

Chuck Mache, CEO of American TonerServ, commented: “We are very pleased with ATS’ continued revenue growth in the first half of 2010, especially during these difficult economic times.  We’re encouraged that all of our subsidiaries realized gains over 2009 during this period.”

Mr. Mache continued: Through the execution of our organic growth strategies, our gross profit decreased because of our conscious decision to add OEM cartridge sales which historically have had lower margins than our compatible cartridge business.  We believe this will give us the best opportunity for future conversion to our compatible toner cartridges which are less costly to our customers and historically have better gross margins for the Company.  Additionally, we lowered our pricing to a significant customer which resulted in an increase in compatible cartridge sales. We made this move based on our belief that it will result in a higher gross profits in the future.  In preparation for such moves, we significantly reduced our overhead expenses at the headquarters and subsidiary levels.”

About American TonerServ

American TonerServ (OTCBB: ASVP) is a leading marketer of compatible and original-equipment-manufactured toner cartridges.  The company is strategically building a nationwide organization to efficiently serve the printing needs of small- and medium-sized businesses by executing on key organic growth initiatives designed to build sales distribution across the country.  In the more than $6.0 billion recycled printer cartridge and printer services industry, the company offers top-quality, environmentally friendly products and local service teams to its customers.  Please see www.AmericanTonerServ.com for more information.

Forward Looking Information

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Contact:

American TonerServ Corp.

Chuck Mache

President & CEO

(707) 569-1217

cmache@americantonerserv.com

FINANCIAL TABLES TO FOLLOW

AMERICAN TONERSERV CORP. AND SUBSIDIARIES

RESULTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	------------	-----------	-----------	------------
Revenues:
Toner and supplies	$7,402,682	$6,352,595	$14,911,221	$11,717,620
Service	964,242	1,003,981	2,003,044	2,014,871
	---------	--------	---------	--------
Total revenues	8,366,924	7,356,376	16,914,265	13,732,491
	---------	--------	---------	--------
Cost of sales:
Toner	5,891,014	4,644,588	11,839,567	8,814,812
Service	440,962	477,971	963,263	702,457
	---------	--------	--------	--------
Total cost of sales	6,331,976	5,122,559	12,802,830	9,517,269

Gross profit	2,034,948	2,233,817	4,111,435	4,215,222

Operating expenses:
Salaries and wages	797,573	872,044	1,647,707	1,749,613
Professional fees and services
	235,540	494,652	456,199	783,309
Sales and marketing	647,668	610,748	1,448,842	1,100,500
General and administrative	482,350	500,250	1,030,122	987,530

Amortization of intangible assets
	178,833	181,310	360,448	353,491
	---------	--------	--------	--------
Total operating expenses	2,341,964	2,659,004	4,943,318	4,974,443
	---------	--------	--------	--------
Loss from operations	(307,016)	(425,187)	(831,883)	(759,221)

Other (expense) income:
Change in fair value of warrant liability
	55,966	35,603	427,346	452,669
Loss on extinguishment of debt	-	-	(1,454,245)	-

Loss on disposal of assets	(117,539)	-	(117,539)	-
Fair value of convertible debt
	-	250,000	-	250,000
Interest expense, net	(670,798)	(430,019)	(1,827,908)	(793,419)
Other income	-	1,151	455	3,905
	---------	---------	--------	-------
Net loss	$(1,039,387)	$(568,452)	$(3,803,774)	$(846,066)
	==========	===========	==========	===========
Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.05)	$(0.01)
	==========	===========	==========	===========
Weighted average number
of shares outstanding:
Basic and diluted	84,445,675	78,154,691	83,678,983	77,873,619
	==========	==========	==========	==========

BALANCE SHEET DATA

Condensed Consolidated Balance Sheet

                                                    June 30,

2010       December 31,

                                                   (unaudited)       2009

   -----------    -----------

ASSETS

Current assets

 Cash and cash equivalents                         $     3,678    $    92,872

 Short term restricted cash                          1,000,000              -

 Accounts receivable, net                            3,844,877      3,795,301

 Inventory, net                                      1,092,869      1,029,404

 Prepaid expenses and other current assets             131,662         95,528

 Deferred compensation                                  25,371        132,533

                                                   -----------    -----------

     Total current assets                            6,098,457      5,145,638

                                                   -----------    -----------

 Intangible assets, net                              3,047,428      3,604,035

 Goodwill                                            6,935,468      7,127,999

 Property and equipment, net                           518,888        539,137

 Deferred financing costs                              487,026        583,916

 Other assets                                           51,044         51,044

                                                   -----------    -----------

     Total assets                                  $17,138,311    $17,051,769

                                                   ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

 Cash overdraft                                    $   152,795    $         -

 Accounts payable and accrued expenses               4,595,346      4,242,676

 Shareholder advances                                  122,451        247,350

 Revolving line of credit                            2,211,386      1,751,818

 Notes payable - current portion, net                2,228,304      1,687,577

 Notes payable - related parties, net                  404,822        632,653

 Convertible notes payable - current portion, net      700,282       729,365

 Convertible notes payable – related parties, net     687,177              -

 Deferred revenue                                      105,920        146,111

                                                   -----------    -----------

     Total current liabilities                      11,208,483      9,437,550

                                                   -----------    -----------

Long-term liabilities

 Convertible notes payable, net                      1,896,818      1,489,779

 Convertible notes payable – related parties, net      810,606      1,672,986

 Notes payable, net                                    416,017        692,432

 Note payable – related parties, net                  150,000        264,080

 Warrant liabilities                                   256,351        683,697

                                                   -----------    -----------
Total long-term liabilities                          3,529,792      4,802,974

                                                   -----------    -----------

     Total liabilities                              14,738,275     14,240,524

                                                   -----------    -----------

Commitments and contingencies

Stockholders' equity:

 Series D and E Preferred stock, $0.001 par value

  50,000,000 shares authorized; 7,801,200 shares

  issued and outstanding at June 30, 2010

  and December 31, 2009, respectively                    7,801          7,801

 Common stock, $0.001 par value

  450,000,000 shares authorized;

  85,587,137 and 78,625,995 shares issued and

  outstanding at June 30, 2010 and

  December 31, 2009, respectively                       85,587         78,626

 Additional paid-in capital                         31,547,670     28,162,066

 Accumulated deficit                               (29,241,022)   (25,437,248)

                                                  ------------   ------------

     Total stockholders' equity                      2,400,036      2,811,245

                                                  ------------   ------------

     Total liabilities and stockholders' equity   $ 17,138,311   $ 17,051,769

                                                  ============   ============